Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

FS Investments and KKR Close Transaction, Creating Largest BDC Platform

Investors Overwhelmingly Approve New Partnership

PHILADELPHIA, PA, and NEW YORK, NY – April 9, 2018 – FS Investments and KKR today announced the closing of their previously announced transaction to create the market’s largest business development company (BDC) platform, with $18 billion in combined assets under management.

Effective today, a new partnership, FS/KKR Advisor, LLC, will serve as the investment adviser to six BDCs: FS Investment Corporation (NYSE: FSIC), FS Investment Corporation II (FSIC II), FS Investment Corporation III (FSIC III), FS Investment Corporation IV (FSIC IV), Corporate Capital Trust, Inc. (NYSE:CCT) and Corporate Capital Trust II (CCT II). All of the BDCs are able to participate in the same transactions alongside each other and KKR Credit’s institutional funds and accounts.

“We have been working closely with the KKR team over the past several months to prepare for this transition and are now looking forward to realizing the full benefits of our combined platform for investors,” said Michael Forman, Chairman and Chief Executive Officer of FS Investments. “Our focus will continue to be on optimizing the platform and enhancing performance as we also evaluate potential mergers of these BDCs to create value.”

Todd Builione, President of KKR Credit and Markets, said, “We have enjoyed working with our partners at FS over the past many months. We firmly believe that through our collective scale and complementary expertise, our combined BDC franchise is positioned to drive superior results for our investors – and holistic financing solutions to our sponsor and corporate clients.”

FS Investments and GSO Capital Partners (GSO) have concluded their relationship with respect to all of FS Investments’ sponsored funds that were sub-advised by GSO.

About FS/KKR Advisor LLC

FS/KKR Advisor, LLC is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six business development companies (BDCs) with approximately $18 billion in assets under management as of December 31, 2017. The BDCs managed by FS/KKR include FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency.FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit fsinvestments.com to learn more.

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contact Information:

Media (FS Investments)

Marc Yaklofsky or Kate Beers

media@fsinvestments.com

215-495-1174

Media (KKR)

Kristi Huller or Cara Kleiman Major

media@kkr.com

212-750-8300

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSIC, FSIC II, FSIC III, FSIC IV, CCT and CCT II (collectively, the “Funds”). Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Funds make with the U.S. Securities and Exchange Commission. The Funds undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.